As filed with the Securities and Exchange Commission on May 12, 1999
                                                Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                        INVESTMENT TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                     95-2848406
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                               380 Madison Avenue
                                    4th Floor
                            New York, New York 10017
                                 (212) 588-4000
                    (Address of Principal Executive Offices)
                               -------------------

                        INVESTMENT TECHNOLOGY GROUP, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN
                            (Full title of the plan)
                               -------------------
                            Timothy H. Hosking, Esq.
                        Investment Technology Group, Inc.
                          380 Madison Avenue, 4th Floor
                            New York, New York 10017
                                 (212) 588-4000
 (Name, address and telephone number, including area code, of agent for service)
                               -------------------
                                    Copy to:
                             Daniel J. Zubkoff, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                               -------------------

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
 Title of Securities     Amount to be       Proposed Maximum            Proposed Maximum            Amount of
 to be Registered (1)   Registered (2)  Offering Price Per Share    Aggregate Offering Price    Registration Fee
                                                   (2)                        (2)
-------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     290,000                $34.22                   $9,923,800                $2,759
===================================================================================================================

(1) This registration statement covers shares of Common Stock, $.01 par value, of Investment Technology Group, Inc. which may be offered and sold from time to time pursuant to our Employee Stock Ownership Plan. Pursuant to Rule 416(a), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of this plan. In addition, pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to our Employee Stock Ownership Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sale prices for shares of Common Stock on May [ ], 1999, as reported on the New York Stock Exchange.

===============================================================================

                                     PART I

                              INFORMATION REQUIRED
                                  IN PROSPECTUS


ITEM 1.  PLAN INFORMATION.

     Omitted as permitted pursuant to Rule 438 and Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Omitted as permitted pursuant to Rule 438 and Form S-8.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Investment Technology Group, Inc. hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act:

     (a) The Company's Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 1998 (File No. 0-23644);

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 26, 1999; and

     (c) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form S-4 (Registration Number 333-74723, filed with the Commission on March 19, 1999), including any other amendment or report filed for the purpose of updating such description.

     In addition to the documents already incorporated by reference into the registration statement, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Investment Technology Group, Inc. is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law (the "DGCL") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

     Generally, Section 145 of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding

(except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Generally, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions becomes effective.

     Section 145 of the DGCL provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the DGCL.

     Our certificate of incorporation, as amended provides for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. Our certificate of incorporation provides that we shall indemnify our directors to the maximum extent now or hereafter permitted by law, and our officers, employees and agents to the extent required by law and may, as authorized hereafter by the board of directors, provide further indemnification to our officers, employees and agents to the maximum extent now or hereafter permitted by law.

     We maintain directors' and officers' liability insurance covering all of our directors and officers against claims arising out of the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith, or incorporated herein by reference:

EXHIBIT NO.          EXHIBIT

     5    Opinion of Cahill Gordon & Reindel, filed herewith.

     23.1 Consent of KPMG LLP, filed herewith..

     23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5).

     24 Powers of Attorney (included on page II-5 of this registration statement.).

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Western Resources, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 11th day of May 1999.

                                 INVESTMENT TECHNOLOGY GROUP, INC.



                                 By: /s/ Raymond L. Killian, Jr.
                                     ----------------------------------
                                     Raymond L. Killian, Jr.
                                     Chairman of the Board, President Chief
                                     Executive Officer


     Each person whose signature appears below constitutes and appoints Raymond
L. Killian, Jr., Timothy H. Hosking and John R. MacDonald, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, or his substitute, full power and authority to do so and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                         Title                             Date


/s/ Raymond L. Killian, Jr.
-----------------------------             Chairman of the Board, President and Chief           May 11, 1999
Raymond L. Killian, Jr.                   Executive Officer

/s/ John R. MacDonald
-----------------------------             Senior Vice President and Chief Financial Officer    May 11, 1999
John R. MacDonald                         (Principal Financial Officer)


/s/ Angelo Bulone                         Vice President and Controller (Principal             May 11, 1999
-----------------------------             Accounting Officer)
Angelo Bulone

/s/ Frank E. Baxter
-----------------------------             Director                                             May 11, 1999
Frank E. Baxter

/s/ Neal S. Garonzik
-----------------------------             Director                                             May 11, 1999
Neal S. Garonzik


                                      II-5


/s/ William I Jacobs
-----------------------------             Director                                             May 11, 1999
William I Jacobs

/s/ Robert L. King
-----------------------------             Director                                             May 11, 1999
Robert L. King

/s/ Mark A. Wolfson
-----------------------------             Director                                             May 11, 1999
Mark A. Wolfson


                                                             EXHIBIT INDEX


Exhibit
Number                                          Exhibit

5             Opinion of Cahill Gordon & Reindel.

23.1          Consent of KPMG LLP.

23.2          Consent of Cahill Gordon & Reindel (included in Exhibit 5).

24 Powers of Attorney (included on page II-5 of this registration statement).





                                      II-7